EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

As of December 31, 1993, the following are wholly-owned subsidiaries of the Registrant except as noted:

                                           State or Other
                                           Jurisdiction of
                                           Incorporation
Subsidiary                                 or Organization

Specialty Products

Delta International Machinery Corp.        Minnesota

  Pentair Canada, Inc. 1                   Ontario, Canada

Porter-Cable Corporation                   Minnesota

McNeil (Ohio) Corporation                  Minnesota

  F. E. Myers Co., Division of
   McNeil (Ohio) Corporation                    -

  Pentair Canada, Inc. 1                   Ontario, Canada


General Industrial Equipment

McNeil (Ohio) Corporation                  Minnesota

  Lincoln Industrial, Division of
   McNeil (Ohio) Corporation                    -

  Lincoln Automotive, Division of
   McNeil (Ohio) Corporation                    -

   Pentair Canada, Inc. 1                  Ontario, Canada

   APNO, S.A. de C.V. 2                    Mexico

   Telestack Company 2                     Ohio

FC Holdings Inc.                           Delaware

  Federal-Hoffman, Inc. 3                  Minnesota

   Federal Cartridge Company, Division
     of Federal-Hoffman, Inc.                   -

   Hoffman Engineering Company,
     Division of Federal-Hoffman, Inc.          -

   Hoffman Engineering Company
        Limited 4                          United Kingdom

   Hoffman Engineering, S.A. de C.V.4      Mexico


  Schroff Inc. 3                           Rhode Island

  Schroff Co. Ltd. 3                       Taiwan

  Schroff K.K. 3                           Japan

EuroPentair, GmbH                          Germany

  Schroff, GmbH 5                          Germany

  Schroff U.K. Ltd. 5                      United Kingdom

  Schroff S.A. 5                           France

  Schroff S.r.L. 5                         Italy

  Schroff Scandinavia AB 5                 Sweden

  Lincoln GmbH 6                           Germany

    Lincoln Belgium N.V.                   Belgium


Paper Products

Cross Pointe Paper Corporation             Minnesota

  Flambeau Paper Corp. 7                   Wisconsin

  Miami Paper Corporation 7                Minnesota

  Dayton Paper Corporation 7               Minnesota

Niagara of Wisconsin Paper
 Corporation                               Wisconsin

Pentair Duluth Corp. 8                     Minnesota

Pentair Duluth Pulp Corp.9                 Minnesota

Duluth Holdings (Paper) Corp.              Minnesota

General Corporate

Federal-Hoffman International, Inc. 4      Guam

Pentair FSC Corporation 2                  U.S. Virgin Islands

Penwald Insurance Company                  Vermont


FOOTNOTES:

1  Wholly-owned by Delta International Machinery Corp. and
McNeil (Ohio) Corporation, having the following divisions:
Delta International Machinery, F. E. Myers Company, and
Lincoln Canada.

2  A wholly-owned subsidiary of McNeil (Ohio) Corporation.

3  A wholly-owned subsidiary of FC Holdings Inc.

4  A wholly-owned subsidiary of Federal-Hoffman, Inc.

5  A wholly-owned subsidiary of EuroPentair, GmbH.

6  Wholly-owned by EuroPentair GmbH and Telestack
Company, a subsidiary of McNeil (Ohio) Corporation.

7  A wholly-owned subsidiary of Cross Pointe Paper
Corporation.

8  Pentair Duluth has a 50% interest in Lake Superior Paper
Industries, a joint venture with Minnesota Paper Incorporated.

9 Pentair Duluth Pulp, a wholly-owned subsidiary of Duluth Holdings (Paper) Corp., has a 50% interest in LSPI Fiber Co.,a joint venture with Minnesota Pulp Incorporated, which has a 24% interest in Superior Recycled Fiber Industries, a Minnesota joint venture, of which the 76% owner is Superior Recycled Fiber Corporation.